UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2007

SALEM COMMUNICATIONS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4880 Santa Rosa Road, Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (805) 987-0400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
ITEM 7.01 REGULATION FD DISCLOSURE
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
EXHIBITS
SIGNATURE
EXHIBIT INDEX
Exhibit 99.1

ITEM 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 7, 2007, Salem Communications Corporation issued a press release regarding its results of operations for the quarter ended September 30, 2007.

ITEM 7.01     REGULATION FD DISCLOSURE

On November 7, 2007, Salem Communications Corporation issued a press release regarding its results of operations for the quarter ended September 30, 2007.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits. The following exhibit is furnished with this report on Form 8-K:

Exhibit No.	Description
99.1	Press release, dated November 7, 2007, of Salem Communications Corporation regarding its results of operations for the quarter ended September 30, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION

Date: November 7, 2007	By: /s/ EVAN D. MASYR
Evan D. Masyr
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated November 7, 2007, of Salem Communications Corporation regarding its results of operations for the quarter ended September 30, 2007.

 EXHIBIT 99.1

SALEM COMMUNICATIONS ANNOUNCES A 0.3% INCREASE IN THIRD QUARTER 2007 TOTAL REVENUE

CAMARILLO, Calif. November 7, 2007 – Salem Communications Corporation (Nasdaq: SALM), a leading U.S. radio broadcaster, Internet content provider, magazine and book publisher targeting audiences interested in content related to faith, family and conservative values, today announced results for the three month period ended September 30, 2007.

Commenting on the company’s results, Edward G. Atsinger III, Chief Executive Officer of Salem, said, “The radio market continues to prove challenging for all broadcasters.  While our net broadcasting revenue was down 1.2%, we did have some positive indications during the quarter.  On a same station basis, advertising revenue on our Contemporary Christian music stations grew 3.1%, our block programming revenue increased 3.6% and our non-broadcast businesses grew revenue 14.9% to $6.2 million. We remain confident about the stability of our business model as we continue to invest in new media businesses that give us the ability to repurpose content and leverage the promotional abilities of our radio stations.”

Third Quarter 2007 Results

For the quarter ended September 30, 2007 compared to the quarter ended September 30, 2006:
•	Total revenue increased 0.3% to $58.1 million from $57.9 million;
•	Operating income decreased 8.3% to $10.1 million from $11.0 million;
•	Net income increased 44.4% to $2.1 million, or $0.09 per diluted share, from $1.5 million, or $0.06 per diluted share;
•	EBITDA increased 15.6% to $13.9 million from $12.0 million;
•	Adjusted EBITDA decreased 5.3% to $15.1 million from $15.9 million;

Broadcasting
•	Net broadcasting revenue decreased 1.2% to $51.9 million from $52.5 million;
•	Station operating income (“SOI”) decreased 7.3% to $19.2 million from $20.7 million;
•	Same station net broadcasting revenue decreased 0.7% to $50.8 million from $51.2 million;
•	Same station SOI decreased 6.9% to $19.3 million from $20.7 million;
•	Same station SOI margin decreased to 37.9% from 40.5%;

Non-broadcast Media
•	Non-broadcast revenue increased 14.9% to $6.2 million from $5.4 million; and
•	Non-broadcast operating income increased 326.4% to $0.4 million from $0.1 million.

Included in the results for the quarter ended September 30, 2007 are:
•	A $0.3 million loss ($0.2 million loss, net of tax, or $0.01 per share) on the disposal of assets;
•	A $0.9 million non-cash compensation charge ($0.5 million, net of tax, or $0.02 per share) related to the expensing of stock options consisting primarily of:
o	$0.7 million non-cash compensation included in corporate expenses; and
o	$0.2 million non-cash compensation included in broadcasting operating expenses.

Included in the results for the comparable quarter ended September 30, 2006 are:
•	A $0.2 million loss ($0.1 million loss, net of tax) on the disposal of assets; and
•	A $3.6 million loss ($2.2 million loss, net of tax, or $0.09 loss per share) from the early redemption of $94.3 million of 9.0% senior subordinated notes due 2011;
•	A $0.8 million income ($0.3 gain per diluted share) from discontinued operations, net of tax; and
•	A $0.9 million non-cash compensation charge ($0.5 million, net of tax, or $0.02 per share) related to the expensing of stock options consisting primarily of:
o	$0.6 million non-cash compensation included in corporate expenses; and
o	$0.2 million non-cash compensation included in broadcasting operating expenses.

On February 7, 2007, we sold WKNR (850 AM) in Cleveland, Ohio. We discontinued operating this radio station under a local marketing agreement effective December 1, 2006. For the quarter ended September 30, 2007, this station did not generate any revenue or profit. For the comparable 2006 period, the station generated net broadcasting revenue of $0.7 million and generated no profit.

Other comprehensive loss of $1.5 million, net of tax, for each of the quarters ended September 30, 2007 and September 30, 2006 is due to the change in fair market value of the company's interest rate swaps.

Per share numbers are calculated based on 23,776,449 diluted weighted average shares for the quarter ended September 30, 2007 and 23,990,729 diluted weighted average shares for the comparable 2006 period.

Year to Date 2007 Results

For the nine month period ended September 30, 2007 compared to the nine month period ended September 30, 2006:
•	Total revenue increased 3.7% to $174.2 million from $168.0 million;
•	Operating income decreased 31.2% to $32.9 million from $47.8 million;
•	Net income decreased 49.2% to $8.0 million, or $0.34 net income per diluted share, from net income of $15.7 million or $0.65 net income per diluted share;
•	EBITDA decreased 20.5% to $44.5 million from $56.0 million;
•	Adjusted EBITDA increased 3.5% to $44.7 million from $43.2 million

Broadcasting
•	Net broadcasting revenue increased 0.8% to $156.0 million from $154.7 million;
•	SOI decreased 0.9% to $57.1 million from $57.7 million;
•	Same station net broadcasting revenue increased 1.4% to $153.1 million from $150.9 million;
•	Same station SOI decreased 1.3% to $57.3 million from $58.1 million;
•	Same station SOI margin decreased to 37.5% from 38.5%;

Non-broadcast Media
•	Non-broadcast revenue increased 36.8% to $18.3 million from $13.3 million; and
•	Non-broadcast operating income increased 96.2% to $1.5 million from $0.8 million.

Included in the results for the nine month period ended September 30, 2007 are:
•	A $2.3 million gain ($1.3 million gain, net of tax or $0.05 gain per diluted share) from the disposal of assets; and
•	A $2.5 million non-cash compensation charge ($1.4 million, net of tax, or $0.06 per share) related to the expensing of stock options consisting of:
o	$1.8 million non-cash compensation included in corporate expenses;
o	$0.6 million non-cash compensation included in broadcasting operating expenses; and
o	$0.1 million non-cash compensation included in non-broadcast operating expenses.

Included in the results for the comparable nine month period ended September 30, 2006 are:
•	A $18.9 million gain ($11.5 million gain, net of tax, or $0.47 per diluted share) on the disposal of assets;
•	A $3.6 million loss ($2.2 million loss, net of tax, or $0.09 loss per share) from the early redemption of $94.3 million of 9.0% senior subordinated notes due 2011;
•	A $1.1 million income from discontinued operations, net of tax or $0.05 per diluted share; and
•	A $3.5 million non-cash compensation charge ($2.2 million, net of tax, or $0.09 per share) related to the expensing of stock options consisting of:
o	$2.9 million non-cash compensation included in corporate expenses; and
o	$0.6 million non-cash compensation included in broadcasting operating expenses.

For the nine months ended September 30, 2007, WKNR (850 AM) in Cleveland, Ohio, which was sold on February 7, 2007, did not generate any revenue or profit.  For the comparable 2006 period, the station generated net broadcasting revenue of $1.8 million and generated no profit.

Other comprehensive loss of $0.7 million, net of tax, for the nine months ended September 30, 2007 and other comprehensive income of $0.5 million, net of tax, for the nine months ended September 30, 2006 is due to the change in fair market value of the company's interest rate swaps.

Per share numbers are calculated based on 23,828,495 diluted weighted average shares for the nine months ended September 30, 2007 and 24,347,388 diluted weighted average shares for the comparable 2006 period.

Balance Sheet

As of September 30, 2007, the company had net debt of $353.2 million and was in compliance with the covenants of its credit facilities and bond indentures. The company’s bank leverage ratio was 5.8 versus a compliance covenant of 6.75 and its bond leverage ratio was 5.0 versus a compliance covenant of 7.0.

Stock Repurchases and Dividends

During the quarter ended September 30, 2007, the company repurchased 187,232 shares of its Class A common stock for approximately $1.8 million at an average price of $9.55 per share.  As of November 6, 2007, Salem had repurchased 2,317,650 shares of Class A common stock for approximately $34.0 million at an average price of $14.67 per share, and had 23,668,788 shares of its Class A and Class B common stock outstanding.

Salem paid a special cash dividend of $0.42 per share on its Class A and Class B common stock on August 23, 2007 to shareholders of record as of August 20, 2007. The dividend payment totaled approximately $10.0 million.

Acquisitions and Divestitures

During the quarter ended September 30, 2007, Salem completed the following transaction:
•	CMCentral.com was purchased on September 12, 2007 for $0.4 million.

The following transactions were pending as of September 30, 2007:
•
KKSN (910 AM) in Portland, Oregon will be acquired for approximately $4.5 million (this station is operated by Salem under a local marketing agreement that began on February 1, 2007 with the call letters KTRO); and

•
WTPS (1080AM) in Miami, Florida will be acquired for approximately $12.3 million (this station is operated by Salem under a local marketing agreement that began on October 18, 2007 with the call letters WMCU).

Fourth Quarter 2007 Outlook

For the fourth quarter of 2007, Salem is projecting:

•	Total revenue to be between $57.9 million and $58.4 million compared to fourth quarter 2006 total revenue of $59.8 million;

•	Adjusted EBITDA to be between $13.0 million and $13.5 million compared to fourth quarter 2006 Adjusted EBITDA of $15.2 million; and

•	Net income per diluted share to be between $0.04 and $0.05.

Fourth quarter 2007 outlook reflects the following:

•	The absence of approximately $1.5 million of political revenue that was earned in the fourth quarter of 2006;

•	Same station net broadcasting revenue to be between $50.2 million and $50.7 million compared to $52.6 million in fourth quarter 2006;

•	Non-broadcast revenue increasing to approximately $6.5 million from $6.0 million in fourth quarter 2006;

•	Same station SOI declining to between $17.6 million and $18.1 million from $19.8 million in fourth quarter 2006;

•	Non-cash compensation expense of $0.8 million compared to fourth quarter 2006 non-cash compensation expense of $0.8 million;

•	Continued growth from our core block programming;

•	Ongoing softness in the radio advertising market; and

•	The impact of recent acquisition and divestiture transactions.

Conference Call Information
Salem will host a teleconference to discuss its results today, on November 7, 2007 at 5:00 p.m. Eastern Time. To access the teleconference, please dial 973-582-2717 ten minutes prior to the start time or listen via the investor relations portion of the company’s website, located at www.salem.cc.  A replay of the teleconference will be available through November 24, 2007 and can be heard by dialing 973-341-3080, pass code 9333127 or on the investor relations portion of the company’s website, located at www.salem.cc.

Salem Communications Corporation (Nasdaq: SALM) is a leading U.S. radio broadcaster, Internet content provider, and magazine and book publisher targeting audiences interested in Christian and family-themed content and conservative values. In addition to its radio properties, Salem owns Salem Radio Network®, which syndicates talk, news and music programming to approximately 2,000 affiliates; Salem Radio Representatives™, a national radio advertising sales force; Salem Web Network™, an Internet provider of Christian content and online streaming; and Salem Publishing™, a publisher of Christian-themed magazines. Upon the close of all announced transactions, the company will own 98 radio stations, including 59 stations in 22 of the top 25 markets. Additional information about Salem may be accessed at the company’s website, www.salem.cc.

Company Contact:
Elizabeth Stewart
Investor Relations
Salem Communications
(805) 987-0400 ext. 1065
Elizabeth.Stewart@salem.cc

Forward Looking Statements
Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Regulation G
Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). Station operating income is defined as net broadcasting revenues minus broadcasting operating expenses. Non-broadcast operating income is defined as non-broadcast revenue minus non-broadcast operating expenses.  EBITDA is defined as net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before loss on early redemption of long-term debt, discontinued operations (net of tax), gain or loss on the disposal of assets and non-cash compensation expense.  In addition, Salem has provided supplemental information as an attachment to this press release, reconciling these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. The company believes these non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provide useful measures of the company’s operating performance.

Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are generally recognized by the broadcasting industry as important measures of performance and are used by investors as well as analysts who report on the industry to provide meaningful comparisons between broadcasting. Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are not a measure of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not a substitute for, or superior to, the company’s results of operations presented on a GAAP basis such as operating income and net income. In addition, Salem’s definitions of station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

Salem Communications Corporation
Condensed Consolidated Statements of Operations
(in thousands, except share, per share and margin data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2007	2006	2007
	(unaudited)

Net broadcasting revenue	$52,509	$51,888	$154,664	$155,978
Non-broadcast revenue	5,402	6,208	13,338	18,250
Total revenue	57,911	58,096	168,002	174,228
Operating expenses:
Broadcasting operating expenses	31,821	32,719	97,013	98,831
Non-broadcast operating expenses	5,311	5,820	12,570	16,743
Corporate expenses	5,637	5,425	18,333	16,735
Depreciation and amortization	3,957	3,721	11,118	11,321
(Gain) loss on disposal of assets	167	309	(18,872)	(2,326)
Total operating expenses	46,893	47,994	120,162	141,304
Operating income	11,018	10,102	47,840	32,924
Other income (expense):
Interest income	68	52	114	160
Interest expense	(6,490)	(6,375)	(19,857)	(19,137)
Loss on early redemption of long-term debt	(3,625)	-	(3,625)	-
Other income (expense), net	(120)	83	(466)	230
Income from continuing operations before income taxes	851	3,862	24,006	14,177
Provision for income taxes	200	1,764	9,378	6,190
Income from continuing operations	651	2,098	14,628	7,987
Discontinued operations, net of tax	802	-	1,106	-
Net income	$1,453	$2,098	$15,734	$7,987
Other comprehensive income (loss), net of tax	(1,468)	(1,498)	462	(674)
Comprehensive income (loss)	$(15)	$600	$16,196	$7,313

Basic income per share before discontinued operations	$0.03	$0.09	$0.60	$0.34
Discontinued operations, net of tax	$0.03	$-	$0.05	$-
Basic income per share after discontinued operations	$0.06	$0.09	$0.65	$0.34

Diluted income per share before discontinued operations	$0.03	$0.09	$0.60	$0.34
Discontinued operations, net of tax	$0.03	$-	$0.05	$-
Diluted income per share after discontinued operations	$0.06	$0.09	$0.65	$0.34

Basic weighted average shares outstanding	23,983,085	23,772,647	24,338,649	23,823,757
Diluted weighted average shares outstanding	23,990,729	23,776,449	24,347,388	23,828,495

Other Data:
Station operating income	$20,688	$19,169	$57,651	$57,147
Station operating margin	39.4%	36.9%	37.3%	36.6%

Salem Communications Corporation
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	September 30,
	2006	2007
		(unaudited)
Assets
Cash	$710	$673
Trade accounts receivable, net	31,984	31,359
Deferred income taxes	5,020	5,125
Other current assets	2,881	3,002
Property, plant and equipment, net	128,713	130,894
Intangible assets, net	508,410	502,624
Bond issue costs	593	481
Bank loan fees	2,996	2,237
Fair value of interest rate swaps	1,290	451
Other assets	3,667	4,545
Total assets	$686,264	$681,391

Liabilities and Stockholders' Equity
Current liabilities	$27,295	$26,945
Long-term debt and capital lease obligations	358,978	350,457
Deferred income taxes	53,935	61,611
Other liabilities	8,340	8,660
Stockholders' equity	237,716	233,718
Total liabilities and stockholders' equity	$686,264	$681,391

Salem Communications Corporation
Supplemental Information
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2007	2006	2007
	(unaudited)
Capital expenditures
Acquisition related / income producing	$4,002	$1,632	$11,796	$5,403
Maintenance	869	1,539	4,333	6,556

Total capital expenditures	$4,871	$3,171	$16,129	$11,959

Tax information
Cash tax expense	$123	$78	$199	$293
Deferred tax expense	77	1,686	9,179	5,897

Provision for income taxes	$200	$1,764	$9,378	$6,190

Tax benefit of non-book amortization	$3,358	$3,828	$10,620	$11,940

Reconciliation of Same Station Net Broadcasting Revenue to
Total Net Broadcasting Revenue
Net broadcasting revenue - same station	$51,156	$50,794	$150,941	$153,094
Net broadcasting revenue - acquisitions	-	171	172	794
Net broadcasting revenue - dispositions	868	82	2,295	148
Net broadcasting revenue - format changes	485	841	1,256	1,942

Total net broadcasting revenue	$52,509	$51,888	$154,664	$155,978

Reconciliation of Same Station Broadcasting Operating Expenses to
Total Broadcasting Operating Expenses
Broadcasting operating expenses - same station	$30,455	$31,530	$92,834	$95,746
Broadcasting operating expenses - acquisitions	-	258	176	915
Broadcasting operating expenses - dispositions	759	107	2,270	213
Broadcasting operating expenses - format changes	607	824	1,733	1,957

Total broadcasting operating expenses	$31,821	$32,719	$97,013	$98,831

Reconciliation of Same Station Station Operating Income to
Total Station Operating Income
Station operating income - same station	$20,701	$19,264	$58,107	$57,348
Station operating income - acquisitions	-	(87)	(4)	(121)
Station operating income - dispositions	109	(25)	25	(65)
Station operating income - format changes	(122)	17	(477)	(15)

Total station operating income	$20,688	$19,169	$57,651	$57,147

Salem Communications Corporation
Supplemental Information
(in thousands)

	September 30,		September 30,
	2006	2007	2006	2007
	(unaudited)
Reconciliation of Station Operating Income and Non-Broadcast
Operating Income to Operating Income
Station operating income	$20,688	$19,169	$57,651	$57,147
Non-broadcast operating income	91	388	768	1,507
Less:
Corporate expenses	(5,637)	(5,425)	(18,333)	(16,735)
Depreciation and amortization	(3,957)	(3,721)	(11,118)	(11,321)
Gain (loss) on disposal of assets	(167)	(309)	18,872	2,326

Operating income	$11,018	$10,102	$47,840	$32,924

Reconciliation of Adjusted EBITDA to EBITDA to Net Income
Adjusted EBITDA	$15,948	$15,096	$43,166	$44,664
Less:
Stock-based compensation	(926)	(881)	(3,546)	(2,515)
Discontinued operations, net of tax	802	-	1,106	-
Gain (loss) on disposal of assets	(167)	(309)	18,872	2,326
Loss on early redemption of long-term debt	(3,625)	-	(3,625)	-

EBITDA	12,032	13,906	55,973	44,475
Plus:
Interest income	68	52	114	160
Less:
Depreciation and amortization	(3,957)	(3,721)	(11,118)	(11,321)
Interest expense	(6,490)	(6,375)	(19,857)	(19,137)
Provision for income taxes	(200)	(1,764)	(9,378)	(6,190)

Net income	$1,453	$2,098	$15,734	$7,987

		Applicable
	Outstanding	Interest
	at 9/30/2007	Rate
Selected Debt and Swap Data
7 3/4% senior subordinated notes	$100,000	7.75%
Senior bank term loan B debt (1)	72,750	7.13%
Senior bank term loan C debt (swap matures 7/1/2012) (2)	30,000	6.74%
Senior bank term loan C debt (swap matures 7/1/2012) (2)	30,000	6.45%
Senior bank term loan C debt (swap matures 7/1/2012) (2)	30,000	6.28%
Senior bank term C debt (at variable rates) (1)	73,350	7.42%
Senior bank revolving debt (at variable rates) (1)	12,000	7.12%
Swingline credit facility (3)	2,387	7.50%

(1) Subject to rolling LIBOR plus a spread currently at 1.75% and incorporated into the rate set forth above.

(2) Under its swap agreements, the Company pays a fixed rate plus a spread based on the Company's leverage, as defined in its credit agreement. As of September 30, 2007, that spread was 1.75% and is incorporated into the applicable interest rates set forth above.

(3) Subject to prime interest rate less 0.25%.

Salem Communications Corporation
Supplemental Information
(in millions)

	Projected Three Months Ending		Three Months
	December 31, 2007		Ended
	Low	High	December 31, 2006
	(unaudited)
Reconciliation of Station Operating Income to Operating Income
Station operating income	$17.7	$18.2
Plus:
Non-broadcast revenue	6.5	6.5
Less:
Non-broadcast operating expenses	(5.8)	(5.8)
Corporate expenses	(5.4)	(5.4)
Stock-based compensation (corporate expense portion)	(0.6)	(0.6)
Depreciation and amortization	(3.9)	(3.9)

Operating income	$8.5	$9.0

Reconciliation of Same Station Net Broadcasting Revenue to
Total Net Broadcasting Revenue
Net broadcasting revenue - same station	$50.2	$50.7	$52.6
Net broadcasting revenue - acquisitions / dispositions / format changes	1.2	1.2	1.1

Total net broadcasting revenue	$51.4	$51.9	$53.7

Reconciliation of Same Station Station Operating Income to
Total Station Operating Income
Station operating income - same station	$17.6	$18.1	$19.8
Station operating income - acquisitions / dispositions / format changes	0.1	0.1	(0.2)

Total station operating income	$17.7	$18.2	$19.6